                                                                    EXHIBIT 24.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 28, 1998, with respect to the financial statements of AnswerSoft, Inc. included in this Annual Report (Form 10-K) of Davox Corporation.

We also consent to the incorporation by reference in the Registration Statements of Davox Corporation on Form S-8 (file Nos. 33-89582, 333-07003, 333-16209, 333-
30727 and 333-52551) of our report dated February 28, 1998, with respect to the financial statements of AnswerSoft, Inc. included in this Annual Report (Form 10-K) of Davox Corporation.



                                                               ERNST & YOUNG LLP


Dallas, Texas
March 3, 1999